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Exhibit 10.44.1


                                      LEASE
                              Dated August 22, 1995
                             OAKWOOD NURSING CENTER
                                ARLINGTON, TEXAS



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                                      LEASE

         This Lease dated August 22, 1995, is by and between GEORGE M. RUGTIV and BARBARA M. RUGTIV, RICHARD L. MANI, WILLIAM H. BARNES and DORIS S. BARNES, JOHN K. SUTHERLAND and MONICA R. SALUSKY as Trustees of the Sutherland Children's Trust, MONICA R. SALUSKY, and DONALD A JACOBY ("Landlord") and SUNQUEST SPC, INC. ("Tenant").

                                    RECITALS:

         This Lease is made and entered into with reference to the following facts:

         A. Landlord is the owner of the "Oakwood Nursing Care Center" 120 bed nursing facility at 301 West Randol Mill Road, Arlington, Texas, more particularly described in Exhibit "A" attached hereto, and the personal property, fixtures, equipment, business records, and supplies used in connection therewith (the "Demised Premises").

         B. Landlord desires to lease to Tenant, and Tenant desires to hire from Landlord, the Demised Premises.

         NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements set forth herein, Landlord hereby lets the Demised Premises to Tenant, and Tenant hereby hires the Demised Premises from Landlord, for the term and upon the conditions and provisions hereinafter set forth.

         1. Term: The term of this Lease shall commence at close of escrow for Landlord's purchase of the Demised Premises and shall end on August 15, 2015.

         2. Base Rent:

PAGE MISSING


not binding upon Landlord and Tenant. The renovation and rehabilitation to be paid for with the remaining proceeds from Landlord's new loan(s) shall be subject to approval by Landlord and by Tenant, neither of which shall unreasonably withhold its approval, and, if and as required, by the lender(s) and/or loan guarantors of Landlord's new loan(s).

                  2.2.2. Landlord may impose reasonable conditions for the disbursement of funds for renovating and rehabilitating the Demised Premises, including, without limitation, designating the architect and/or contractor(s). Title to all repairs and improvements to the Demised Premises and personal property and fixtures paid for out of the proceeds of Landlord's new loan(s) shall automatically vest in Landlord.


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         2.3. On September 1, 1996, and on each September 1 thereafter during the term of this Lease, the monthly base rent under this Lease shall be increased by an amount equal to the same percentage thereof as the percentage increase, if any, in the applicable consumer price index.

                  2.3.1. The term "applicable consumer price index" shall mean the U.S. consumer price index for all urban consumers for all items published by the U.S. Department of Labor, Bureau of Labor Statistics.

                  2.3.2. For the first adjustment in monthly base rent on September 1, 1996, the consumer price index most recently announced prior to the commencement for the term of this Lease shall be compared to the consumer price index most recently announced prior to September 1, 1996, to determine the percentage increase thereof. For the adjustments in monthly base rent on and after September 1, 1997, the consumer price index most recently announced prior to the preceding September 1 shall be compared to the consumer price index most recently announced prior to the adjustment date to determine the percentage increase thereof.

                  2.3.3. In no event shall any one annual increase in the monthly base rent be more than eight percent (8%) of the then effective monthly base rent.

                  2.3.4. If the applicable consumer price index as currently calculated is materially altered or is no longer available, then Landlord and Tenant shall use such other index or method for determining adjustments to the monthly base rent which will achieve approximately the same results as the continued application of the applicable consumer price index as currently calculated. If Landlord and Tenant are unable to agree upon the selection of a replacement index or mechanism, the issue shall be determined by arbitration in accordance with section 2.9, below.

         2.4. Monthly base rent shall be paid in advance on the first day of each and every calendar month during the term hereof, except that the base rent for the first partial month of the term hereof, if any, shall be paid upon the execution hereof. The base rent for any fractional month shall be prorated. Payments of base rent shall be made to Landlord at Landlord's address for notices specified in Section 45.1, below, or at such other place as Landlord may from time to time direct. Rent shall be deemed paid when actually received by Landlord. All rent hereunder shall be due and payable without diminution or offset. Checks shall be deemed payment only if cleared in the ordinary course.

         2.5. Commencing as of September 1, 1997, Tenant shall pay to Landlord as additional rent for the Demised Premises percentage rent in an amount equal to twenty percent (20%) of the net profit from Tenant's operation of the Demised Premises.


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                  2.5.1. For purposes of this Lease, the term "net profit" shall mean Tenant's actual net profit, if any, from Tenant's operation of the Demised Premises, as determined for a January 1 to December 31 fiscal year on an accrual basis and in accordance with generally accepted accounting principles applied on a consistent basis, excluding, however, any depreciation in excess of straight line depreciation, any salaries, management fees, or other compensation paid to affiliates, partners or shareholders or to spouses, issue, siblings, issue of siblings, or ancestors of affiliates of partners or shareholders of Tenant, except for a management fee of six percent (6%) of gross revenues which includes accounting, data processing, government relations, nursing consulting, marketing, and other services provided as of the date hereof by Tenant or any of Tenant's affiliates for other facilities, and any percentage rent paid during the year. Percentage rent for any partial year shall be based upon the actual net profit for that partial year.

                  2.5.2. Within thirty (30) days after the end of each calendar quarter during the term hereof, Tenant shall provide Landlord with a statement showing Tenant's revenues, expenses and estimated net profit, as reasonably and in good faith determined by Tenant, for that calendar quarter. Concurrent with the delivery of Tenant's statement for each calendar quarter during the term hereof, Tenant shall pay to Landlord an amount equal to twenty percent (20%) of Tenant's estimated net profit for that quarter.

                  2.5.3. Within ninety (90) days after the end of each calendar year, and within ninety (90) days after the expiration or termination hereof, Tenant shall provide Landlord with a statement showing Tenant's revenues, expenses and profits for that year, in form and content reasonably required by Landlord, certified by Tenant to be true, complete and correct in all material respects. If Tenant's annual statement shows a balance due Landlord for the year, Tenant' shall promptly pay Landlord the amount due. If Tenant's annual statement shows an overpayment to Landlord, the amount of the overpayment shall be credited against the next payment or payments of percentage rent hereunder.

                  2.5.4. Tenant shall furnish Landlord with a true and accurate copy of either the federal income tax return for Tenant or the consolidated federal income tax return for Tenant's parent corporation within thirty (30) days after filing the same with the Internal Revenue Service.

                  2.5.5. Receipt by Landlord of any statement or payment of percentage rent for any period shall not bind Landlord as to the correctness of the statement and/or payment.

         2.6. Landlord and Tenant acknowledge and agree that it would be extremely difficult or impossible to determine the amount of actual damages Landlord would suffer as a result of Tenant's


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default in the timely payment of base rent hereunder. Any base rent required to be paid by Tenant under this Lease not paid within ten (10) days after the date when due shall automatically and without notice bear a late payment charge in an amount equal to five percent (5%) of the late payment.

         2.7. All other payments of money required to be made by Tenant pursuant to the terms of this Lease shall be deemed additional rent.

         2.8 This Lease is intended to be a net lease in that it is the intention of the parties hereto that the rent payable to Landlord shall not be reduced by any cost or charge whatsoever, and that all expenses and charges, whether for upkeep, maintenance, insurance, taxes, utilities, federal, state and municipal requirements and other charges of a like nature or type or otherwise, shall be paid by Tenant. This provision is not in derogation of the specific provisions of this Lease, but in expansion thereof and as an indication of the general intentions of the parties hereto.

         2.9. Any dispute between Landlord and Tenant concerning the adjustment of base rent under Section 2.2, above, the calculation of adjustments in base rent under Section 2.3, above, the selection of a replacement index or mechanism under Section 2.3.4, above, or the calculation of percentage rent under Section 2.5, above, shall be submitted to binding arbitration to and in accordance with the then existing commercial arbitration rules of the American Arbitration Association and shall be conducted at its office nearest the Demised Premises. Any fee to initiate arbitration shall be paid by the party initiating arbitration, but the cost of arbitration and reasonable travel cost shall ultimately be borne by the losing party or in such proportion as the arbitrators shall decide.

    3.   Security Deposit:

         3.1. Tenant shall deliver to Landlord the sum of $60,000 as security for the full and faithful performance of each and every provision of this Lease. Tenant's security deposit shall be paid in six equal monthly installments on the same dates as monthly base rent is due under this Lease, commencing September 1, 1995. Tenant's security deposit shall be increased to the amount of any debt service or other reserve required to be provided in a lump sum payment by the terms of Landlord's mortgage(s) for any refinance of the Demised Premises. If and when the amount of Tenant's required security deposit increases, the increase in Tenant's security shall be payable in six equal monthly installments on the same dates as monthly base rent is due, commencing with the first payment of monthly base rent due after the increase in the required amount. Landlord shall give Tenant written notice of any increase in the amount of Tenant's security deposit as soon as reasonably possible.


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         3.2. If Tenant defaults in the performance of any of its obligations hereunder, Landlord may use, apply, or retain the whole or any part of Tenant's security deposit to the extent of any sum due Landlord, to make any required payment on Tenant's behalf, or to compensate Landlord for any expense or damage caused by Tenant's default. On Landlord's demand, Tenant shall promptly pay to Landlord a sum equivalent to the amount by which Tenant's security deposit has been so depleted.

         3.3. Within thirty (30) days of the expiration of the term of this Lease, provided that Tenant is not then in default, Landlord shall refund Tenant's security deposit, or such portion thereof as then remains, to Tenant.

         3.4. Tenant's security deposit shall be paid directly to Landlord. Tenant's security deposit shall bear no interest. The Landlord is not the trustee of Tenant's security deposit, and Tenant's security deposit may be commingled with Landlord's general funds.

         3.5. Upon any sale or other transfer of the demised Premises by Landlord, Landlord shall assign and deliver Tenant's security deposit to Landlord's purchaser or other transferee, who or which shall assume Landlord's obligations to Tenant with respect to Tenant's security deposit. The assumption by Landlord's purchaser or other transferee of Landlord's obligations to Tenant with respect to Tenant's security deposit shall relieve Landlord of all obligations with respect thereto.

    4.   Taxes and Assessments:

         4.1. Tenant shall pay before delinquency any and all real and personal property taxes and assessments levied or assessed against the Demised Premises during the term of this Lease. Tenant shall provide Landlord with proof reasonably satisfactory to Landlord that all real and personal property taxes and assessments have been timely paid.

         4.2. At the commencement and at the end of the term of the Lease, all real and personal property taxes and assessments shall be prorated.

         4.3. Tenant shall have the right to protest the amount or payment of any real or personal property taxes or assessments which it is required to pay pursuant to this Lease, provided that Tenant adequately protects Landlord's interest in the Demised Premises by bonding or by providing other security satisfactory to Landlord. Tenant shall hold Landlord harmless and defend Landlord from any and all claims, loss or damages resulting from prosecution of such protest by Tenant.


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         4.4. Landlord shall promptly forward to Tenant copies of all tax bills relating to the Demised Premises received by Landlord.

         4.5. If at any time during the term hereof, the State of Texas or any political subdivision or agency thereof, including any county, city, city and county, public corporation, district, or any other political entity or agency, levies or assesses against Landlord a tax, fee, or excise on rents, on the square footage of the Demised Premises, on the act of entering into this Lease, or on the occupancy of Tenant, or any other tax, fee, or excise, however described, including a value added tax, as a substitution, in whole or in part, for, or in addition to, any real or personal property taxes or assessments, Tenant shall pay the same before delinquency, regardless of whether the same is collectible by Landlord.

    5.   Insurance:

         5.1. At all times during the term of this Lease, Tenant shall keep and maintain, at its own cost and expense, the following policies of insurance:

                  5.1.1. Comprehensive public liability insurance, including hospital (professional malpractice) and owned and non-owned motor vehicle coverage, with a combined single limit of at least $1,000,000 and with not less than $3,000,000 excess coverage against bodily injury and property damage, insuring Landlord and Tenant and, at Landlord's election, the mortgagee(s) of any mortgage(s) of the Demised Premises, against claims for bodily injuries and/or death and/or damage to property incurred while on or about the Demised Premises and/or in connection with any act or omission by Tenant or Tenant's members, agents, employees, officers, directors, guests, invitees and licensees. Landlord and, at Landlord's election, the mortgagee(s) of any mortgage(s) of the Demised Premises shall be named as additional insured(s) on Tenant's policy of liability insurance.

                  5.1.2. Fire and extended peril insurance, with "all risk" endorsement, covering the Demised Premises, including personal property, sprinkler leakage, earthquake, and flood and windstorm damage, in an amount not less than the full replacement value thereof. At Landlord's election, which shall not be exercised more frequently than once every two (2) years, the full replacement value of the Demised Premises shall be determined by appraisal by a professional independent insurance appraiser selected by Landlord, subject to Tenant's approval, which shall not be unreasonably withheld, whose fee shall be paid one-half by Landlord and one-half by Tenant. Landlord shall be named as an additional insured and the mortgagee(s) of any mortgage(s) of the Demised Premises shall be named as mortgagee(s) on such policy of fire and extended peril insurance. The net proceeds of any such


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fire and extended peril insurance shall be expended only as set forth in Section
34, below.

                  5.1.3. All worker's compensation insurance required under the worker's compensation law of the State of Texas.

                  5.1.4. Business interruption insurance in an amount equal to one (1) year advance rent under this Lease, covering Tenant's operation of its business at the Demised Premises.

                  5.1.5. Any other or additional insurance required pursuant to any mortgages of the Demised Premises.

         5.2. Tenant shall provide Landlord with copies or certificates or other evidence reasonably satisfactory to Landlord establishing that Tenant has obtained and continues to hold the policies of insurance required under Section 5.1, above. All such policies shall be in such form and shall be issued by such company or companies as are approved by Landlord, which shall not be unreasonably withheld, and, at Landlord's election, by the mortgagee(s) of any mortgage(s) of the Demised Premises.

                  5.2.1. The policies of insurance required hereunder may be provided under or by blanket or umbrella policy(ies) provided that such policy(ies) specifically provide(s) that the amount of insurance required under this Lease shall in no way be prejudiced by other losses covered by such policy(ies).

                  5.2.2. All policies of insurance required hereunder shall provide that they may not be canceled, lapse, expire, or be materially altered except with thirty (30) days prior written notice to Landlord and, in the case of the insurance required under Sections 5.1.1, 5.1.2, and 5.1.5, above, to any mortgagee(s) of any mortgage(s) of the Demised Premises.

                  5.2.3. All policies or certificates of the insurers or of insurance agencies satisfactory to Landlord and to any mortgagee(s) of any mortgage(s) of the Demised Premises showing that renewals of the policies required hereunder are in force shall be delivered to Landlord and to any mortgagee(s) of any mortgage(s) of the Demised Premises at least thirty (30) days prior to the expiration of the then outstanding policies.

         5.3. Landlord and Tenant expressly waive any and all rights and claims as against each other for losses and damages to the extent that such losses and damages are covered by insurance.

    6.   Indemnification:

         6.1. As a material part of the consideration to Landlord, Tenant hereby expressly waives any and all claims against Landlord


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for damages or liability for injury to persons or property in, on or about the
Demised Premises from any cause whatsoever except for the negligence or intentional malfeasance of Landlord or Landlord's members, agents, or employees.

         6.2. Tenant shall indemnify, defend and hold harmless Landlord, its agents, members, employees, officers, and directors, and any mortgagee(s) of any mortgage(s) of the Demised Premises, against each and every demand, claim, assertion, damages, actions, fees, including, without limitation, attorneys' fees, court costs and other expenses, paid, incurred or suffered arising or alleged to have arisen out of any act or omission of Tenant, its agents, members, employees, officers, directors, guests, invitees or licensees, or in connection with the use or occupation of the Demised Premises, including, without limitation, injury, death or damage to Tenant's patients or resulting from, or relating to, Tenant's introduction or use of hazardous materials, as defined in Section 55.4, below, except for the negligence or intentional malfeasance of Landlord or Landlord's members, agents, or employees.

    7.   Impound Account:

         7.1. If and as required by any mortgage of the Demised Premises, Tenant, shall pay to Landlord or Landlord's mortgagee amounts necessary to create an impound account sufficient to timely pay all real and personal property taxes and assessments required to be paid by Tenant hereunder. If the impound account is insufficient to timely pay all real and personal property taxes and assessments payable by Tenant, Tenant shall pay the deficiency to Landlord or Landlord's mortgagee within ten (10) days after Landlord's written request.

         7.2. Provided that Tenant is not in default under this Lease, the funds in any impound account held by Landlord or Landlord's mortgagee shall be used for the payment of the real and personal property taxes and assessments payable by Tenant under this Lease.

    8. Use of Premises: The Demised Premises shall be used solely as a licensed nursing facility and for no other purposes except with Landlord's prior written consent, which shall not be unreasonably withheld.

    9. Maintenance: Tenant shall maintain the Demised Premises in good condition and repair, including, without limitation, the roof, structural and mechanical elements and systems of the Demised Premises, exterior and interior painting, gardening and landscaping, and paving and striping of driveways and parking areas. The Demised Premises shall at all times be kept clean and sanitary. All maintenance and repair work undertaken by Tenant shall be done in a workmanlike manner leaving the Demised Premises


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free of liens for labor and materials. All replacements of capital items shall be by items of like or better quality. Repairs shall be effected in accordance with Sections 11.1 through 11.8, below.

    10.  Landlord Not to Maintain:

         10.1. Except as expressly provided in Section 2.2.1, above, Landlord shall not be required to repair or maintain, or pay for the repair or maintenance of, the Demised Premises, or any part or portion thereof, and Tenant hereby expressly waives the right to make repairs at the expense of Landlord as provided by any statute or law in effect at the time of the execution of this Lease, or any other statute or law which may be hereafter enacted.

         10.2. Tenant shall timely pay any maintenance or repair reserves required by any mortgage of the Demised Premises. Landlord shall provide Tenant with reasonable notice and copies of any mortgage or other loan documents which require the payment of maintenance or repair reserves. The maintenance or repair reserves held by the mortgages of the Demised Premises may be used by Tenant on the terms specified in the mortgage or other loan documents. Landlord shall reasonably cooperate with Tenant to enable Tenant to use the maintenance or repair reserves held by Landlord's mortgagee. Tenant shall restore any maintenance or repair reserves used by Tenant in monthly installments or as otherwise required by the mortgage.

    11. Alterations: Tenant shall not reconstruct, remodel or alter the Demised Premises without the prior written consent of Landlord, which shall not be unreasonably withheld, and, if and to the extent required by any mortgage(s) of the Demised Premises, of the mortgagee(s) of the Demised Premises.

         11.1. As a condition to Landlord's consent to any repair, reconstruction, remodeling or alteration of the Demised Premises which is reasonably projected to cost $25,000 or more, Landlord may require Tenant or Tenant's contractor to post a payment and completion or other bond satisfactory to Landlord insuring the proper and timely completion of such repair, reconstruction, remodeling or alteration.

         11.2. Tenant agrees to fully pay and discharge all claims for labor and materials furnished in connection with the repair, reconstruction, remodeling or alteration of the Demised Premises, to obtain lien releases for labor or materials for which payment has been made, and to take all other reasonable steps to forestall the assertion of lien claims against the Demised Premises.

         11.3. All work done in connection with the repair, reconstruction, remodeling or alteration of the Demised Premises


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shall be performed in compliance with all applicable laws, ordinances, rules and regulations.

         11.4. The repair, reconstruction, remodeling or alteration of the Demised Premises shall be performed in compliance with any mortgages of the Demised Premises.

         11.5. No repair, reconstruction, remodeling or alteration of the Demised Premises shall be effected unless and until Tenant has obtained all required permits and consents from all governmental entities or agencies having jurisdiction over the Demised Premises.

         11.6. All alterations and improvements constructed by Tenant upon the Demised Premises shall, upon termination of this Lease, belong to Landlord.

         11.7. Tenant shall save and hold Landlord harmless from any and all liability of any kind on account of the repair, reconstruction, remodeling or alteration of the Demised Premises.

         11.8. Prior to commencement of any work, alteration or repair to or of the Demised Premises by anyone other than Tenant or the employees of Tenant, Tenant shall give Landlord sufficient notice thereof to permit Landlord to timely post or affix on or to the Demised Premises notices of nonresponsibility.

    12. Right to Replace Property:

         12.1. Notwithstanding any other provision of this Lease to the contrary, Tenant shall have the right, subject to the provisions of any mortgage(s) of the Demised Premises, to replace any or all of the personal property, fixtures, equipment and supplies subject to this Lease with personal property, fixtures, equipment or supplies of like or greater value. Tenant shall have the obligation to promptly repair or replace any dilapidated, obsolete or nonfunctional personal property. Replacement personal property, fixtures and equipment, and any additional personal property, fixtures and equipment purchased by Tenant legally required to equip the Demised Premises for the purposes permitted under this Lease, shall automatically become the property of Landlord, subject to the terms of any mortgages of the Demised Premises, and thereafter subject to this Lease. Tenant shall be entitled to any salvage value from any replaced personal property, fixtures and equipment.

         12.2. Title to any vehicles required to be registered may be retained in the name of the Tenant. The vehicles and any replacement vehicles shall remain the property of Landlord and subject to the terms of the Lease.


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         12.3. Tenant shall not acquire or finance the acquisition of any replacement or additional personal property, fixture or equipment by conditional sales agreements, leases, or lease/options except with Landlord's prior written consent, which shall not be unreasonably withheld.

         12.4. Upon the expiration or termination of this Lease, Tenant shall provide Landlord with personal property, fixtures, equipment, and consumable supplies of at least equal quantity and quality as those which existed on the Demised Premises at completion of the renovation and rehabilitation of the Demised Premises in accordance with Section 2.2, above.

    13. Utilities, Etc.:

         13.1. Tenant shall be solely responsible for and shall promptly and before delinquency pay for all utilities, including, without limitation, electricity, gas, water, garbage and telephone, and any and all other labor, services, goods and supplies which may be used or furnished to or for Tenant, including, without limitation, any payroll, business and opportunities, withholding, employee, sales, excise and other taxes incurred in connection therewith, incident to the use and occupation of the Demised Premises. Any account payable to a vendor of supplies to the Demised Premises shall be conclusively deemed delinquent if not paid in full within 120 days after Tenant's receipt of a bill from the vendor, unless Tenant is in good faith contesting the validity or the amount payable.

         13.2. Tenant shall provide all security deposits, bonds and other collateral or requirements necessary for all utilities and other services provided or supplied to, for or in connection with the operation of the Demised Premises.

         13.3. At Landlord's request, Tenant shall provide Landlord with proof reasonably satisfactory to Landlord, including, at Landlord's request, copies of Tenant's Internal Revenue Service form 941, that Tenant has complied with the provisions of Sections 13.1 and 13.2, above.

    14. Laws and Regulations: Tenant shall at its sole cost and expense comply with all laws, statutes, ordinances and regulations of all governmental agencies having jurisdiction over the Demised Premises, specifically including, without limitation, any laws, rules and regulations regarding hazardous materials.

    15. Licensing Requirements:

         15.1. Tenant shall maintain at all times during the term hereof and any extensions or renewals hereof all governmental licenses, permits and authorizations necessary for the establishment and operation of the Demised Premises for the


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purposes permitted under this Lease. Tenant shall not, without the prior written consent of Landlord, which shall not be unreasonably withheld, effect any reduction in the number of licensed beds in the Demised Premises or change the license or certification category or status of the Demised Premises or any part thereof.

         15.2. Tenant shall, at its own cost and expense, promptly do and provide or perform each and every requirement of any state or federal licensing or certification authority having jurisdiction over the Demised Premises, including, without limitation, the timely filing of cost reports and other documents or information required to be filed, delivered or submitted. Tenant shall have the right to appeal or protest any such requirement, provided that Tenant complies with the same at or prior to the time when such requirement becomes final and binding and no longer subject to appeal or protest.

         15.3. upon the expiration or termination of this Lease, Tenant shall fully cooperate with Landlord in affecting a transfer of the Demised Premises fully licensed and certified for the purposes permitted under this Lease.

         15.4. Notwithstanding any other provisions of this Lease to the contrary, Tenant shall inform Landlord immediately by telephone and by letter or telegraph of any action taken, commenced or instituted by any state or federal authority having jurisdiction over the Demised Premises to terminate or revoke any license or certification of or to impose any vendor hold or stop placement order on Tenant. Such notice shall be given to Landlord at the address(es) and telephone number(s) set forth in Section 45, below.

    16. Inspection Report: Tenant shall forward to Landlord legible copies of all inspection reports and other documents relating to the Demised Premises received from any state or federal licensing or certification authorities having jurisdiction over the Demised Premises, including, without limitation, inspection surveys and plans of correction and notices relating to the Medicaid reimbursement rate applicable to the Demised Premises. Such copies shall be so forwarded forthwith upon receipt of such reports and documents by Tenant.

    17. Cost Reports: Tenant shall provide Landlord with legible copies of Tenant's cost reports submitted for the Demised Premises, certified by Tenant to be true and correct in all material respects. Such copies shall be so forwarded concurrent with the submission thereof by Tenant.

    18. Operating Statements.

         18.1. Within 30 days after the end of each calendar month during the term of this Lease, Tenant shall provide Landlord with an operating statement for the Demised Premises for the


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preceding calendar month, including a staffing hours report, a census report
(with patient mix and average monthly census), and an accounts payable aging report, in form and content satisfactory to Landlord, certified by Tenant to be true and correct in all material respects.

         18.2. Within 120 days after the end of each calendar year during the term of this Lease, Tenant shall provide Landlord with an operating statement for the Demised Premises for the preceding year, in form and content satisfactory to Landlord, certified by Tenant to be true and correct in all material respects.

    19. Financial Statements: Within 120 days after the end of each calendar year, and at Landlord's request at any other time in connection with Landlord's refinancing of the Demised Premises, Tenant and any guarantor of this Lease shall provide Landlord with a copy of its current financial statement, prepared in accordance with generally accepted accounting principles and in form and content reasonably required by Landlord, certified by Tenant or the guarantor hereof, as applicable, to be true and correct in all material respects.

    20. Reports to Mortgagee(s): Tenant shall timely provide any reports or other information or documents required by any mortgagee(s) of the Demised Premises. Tenant shall provide Landlord with copies of any reports or other information or documents given or provided to any mortgagee(s) of the Demised Premises. Tenant shall permit the mortgagee(s) of the Demised Premises to inspect and audit Tenant's books and records if and as required by the mortgage(s) of the Demised Premises.

    21. Books and Records:

         21.1. At all times during the term of this Lease, Tenant shall keep and maintain complete, true and accurate books and records of the operation of the Demised Premises in accordance with generally accepted accounting principles applied on a consistent basis. Tenant shall maintain Tenant's books and records for at least four (4) years after the close of the accounting period to which the books and records relate.

         21.2. Landlord shall have the right to audit Tenant's books and records regarding the Demised Premises. Landlord's audit shall be at Landlord's expense, unless the audit shows that any material information previously provided by Tenant is incorrect by three percent (3%) or more, in which case the cost of the audit shall be borne by Tenant. At Landlord's request Tenant shall provide appropriate supporting documentation for any item.

    22. Waste and Nuisance. Tenant shall not commit, or allow to be committed, any waste upon the Demised Premises, or any public or private nuisance. Tenant shall not use, nor allow the Demised Premises to be used, for any improper, immoral, unlawful or objectionable purpose. Tenant shall not allow objectionable odors or excessive noise to emanate from the Demised Premises.

    23. Continuous Operation. Tenant shall at all times during the entire term of this Lease continuously operate the Demised Premises for the purposes permitted under this Lease.

    24. Events of Default:

         24.1. The occurrence of any of the following shall be deemed to constitute an event of default on the part of Tenant hereunder:

                  24.1.1. The failure to pay rent, real or personal property taxes and assessments, utilities, premiums for insurance, or other monetary obligations under this Lease within ten (10) days after written notice of default;

                  24.1.2. The failure to perform or comply with any term of this Lease which causes or results in the imminent loss of Tenant's license to operate the Demised Premises, the initiation of a "fast track" termination of Tenant's Medicaid certification, or in imminent danger to the life or safety of one or more of Tenant's patients;

                  24.1.3. The failure to perform or comply with any other term or provision of this Lease within thirty (30) days after written notice of default, except for defaults, other than the defaults specified in Section 24.1.2, above, which cannot reasonably be cured within thirty (30) days, provided that Tenant commences to cure the default within thirty (30) days after written notice and thereafter diligently proceeds to cure the default;

                  24.1.4. An assignment by Tenant of its property for the benefit of creditors;

                  24.1.5. The appointment of a receiver, trustee or liquidator for Tenant, or any of the property of Tenant;

                  24.1.6. The levy of a writ of attachment against this Lease;

                  24.1.7. Tenant or any assignee of this Lease or subtenant of the Demised Premises files a voluntary petition under the federal Bankruptcy Act or of the law of any state, to be adjudicated a bankrupt or for any arrangement or other debtor's relief, or any such petition is filed against Tenant by any other party and not dismissed within sixty (60) days after filing thereof;

                  24.1.8. The financial statements provided to Landlord by Tenant prior to the execution of this Lease are determined to be materially false or misleading;

                  24.1.9. Any financial statements provided to Landlord by Tenant during the term of this Lease are known by Tenant to be materially false or misleading; or

                  24.1.10. Any financial statement provided to Landlord for any assignee of this Lease or subtenant of the Demised Premises is determined to be materially false or misleading.

         24.2. Any notice of default to Tenant shall specify Tenant's default. In the event of the occurrence of any event of default mentioned in this Section 24, Landlord shall have the right, at its election, by written notice to Tenant, in addition to all other remedies, to terminate this Lease.

    25. Landlord's Recovery From Tenant:

         25.1. Upon termination of this Lease by Landlord under and in accordance with the provisions of Section 24.2, above, Landlord shall be entitled to recover from Tenant the unpaid rent that has been earned at the time of the judgment, the discounted present value of the amount by which the rent payable for the balance of the term of this Lease after the time of judgment exceeds the amount of the loss of rent that Tenant proves could be reasonably avoided, any other amount, and court costs, reasonably necessary to compensate Landlord for all detriment proximately caused by Tenant's default. The present value of future rent shall be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the judgment.

    26. Right of Reentry: In the event of Tenant's default hereunder, Landlord may then, or any time thereafter, reenter the Demised Premises, or any part hereof, and expel or remove Tenant therefrom, and again repossess and enjoy the Demised Premises, with or without terminating this Lease, and Tenant shall not interfere with or obstruct Landlord's reentry and repossession of the Demised Premises or Landlord's collection of the revenues and accounts receivable derived from the Demised Premises.

    27. Tenant's Continuing Obligations:

         27.1. In the event Landlord does not terminate this Lease as a result of the default of Tenant, Tenant shall remain and continue to be liable to Landlord under all of the terms of this Lease. Landlord may evict Tenant and let or relet the Demised Premises or any or all parts thereof for the whole or any part of the remainder of the term hereof, or for a period of time in excess of the remainder of the term hereof, and out of any rent so collected or received, Landlord shall:

                  27.1.1. First, pay to itself the actual costs or expenses of retaking and repossessing the Demised Premises and removing all persons and property therefrom;

                  27.1.2. Second, shall pay itself any actual costs or expenses sustained in securing any new tenant or tenants, including, without limitation, the cost of alterations or additions to the Demised Premises and any leasing commissions incurred by Landlord; and

                  27.1.3. Third, shall pay to itself any balance remaining, and apply the whole thereof or so much thereof as may be required toward payment of the liability of Tenant to Landlord then or thereafter unpaid by Tenant.

         27.2. Any entry or reentry by Landlord, whether under summary proceedings or otherwise, if this Lease is not terminated pursuant to Section
24.2 hereof, shall not absolve or discharge Tenant from liability hereunder. The words "reenter" and "reentry" as used in this Lease are not restricted to their technical legal meaning. The failure of Landlord to relet the Demised Premises or any part thereof shall not release or affect Tenant's liability hereunder. Should any rent so collected by Landlord after the foregoing payments be insufficient to fully pay Landlord a sum equal to all rent and other charges herein reserved, or should no rents be collected by Landlord, the deficiency shall be calculated and paid by Tenant upon each of the dates for the payment of rent as provided herein, and Tenant shall pay to Landlord the amount of said deficiency then existing and shall remain liable for any portion thereof not so paid.

    28. Cure of Default: Landlord, at any time after Tenant commits a default hereunder, may cure the default at Tenant's cost. If Landlord, at any time, by reason of Tenant's default, pays any sum or does any act that requires the payment of any sum, the sum paid by Landlord shall be due immediately from Tenant to Landlord, shall bear a late payment charge in an amount equal to ten percent (10%) of the sum paid by Landlord to cure Tenant's default, and shall bear interest at the lesser of twelve percent (12%) per annum or the maximum rate permitted by law, reckoned from the date the sum is paid until Landlord is reimbursed in full.

    29. Interest on Unpaid Rent: Any rent not paid within ten (10) days after the date when due shall bear interest at the lesser of twelve percent (12%) per annum or the maximum rate permitted by law, reckoned from the date when due.

    30. Appointment of Receiver:

         30.1. Tenant hereby assigns to Landlord all of Tenant's revenues and accounts receivable derived from the Demised Premises specifically including, without limitation, all Medicare,

Medicaid and other reimbursement payments to Tenant, as security for performance of Tenant's obligations hereunder.

         30.2. Provided that Tenant is not in default under this Lease, Tenant shall have the right to collect Tenant's revenues and accounts receivable derived from the Demised Premises. If Tenant is in default under this Lease, Landlord shall have the absolute right, in person or by receiver duly appointed by a court of competent jurisdiction, to take possession of the Demised Premises, to conduct Tenant's business thereon, and to collect all revenues and accounts receivable due thereon to Tenant both prior to and after the date of Tenant's default.

         30.3. Neither the filing of a petition for the appointment of a receiver nor the appointment itself shall constitute an election by Landlord to terminate this Lease.

         30.4. Tenant shall execute and deliver to Landlord UCC-1's to perfect Landlord's security interest in the revenues and accounts receivable derived from the Demised Premises.

         30.5. Subject to the provisions of any mortgages of the Demised Premises, Landlord shall subordinate Landlord's security interest in Tenant's revenues and accounts receivable to a security interest granted by Tenant to an institutional lender, in the business of financing accounts receivable, and financing Tenant's accounts receivable.

    31. No Waiver: No waiver by Landlord of any breach of the covenants, conditions or agreements of this Lease shall be construed to be a waiver of any succeeding breach of the same or of any other covenants, condition or agreement hereof.

    32. Remedies Cumulative: The remedies conferred by this Lease upon Landlord are not intended to be exclusive, but are cumulative and in addition to all other remedies provided by law.

    33. Name: The name of the Demised Premises shall be determined by Tenant, subject to Landlord's consent, which shall not be unreasonably withheld. The name of the Demised Premises shall not be changed without Landlord's prior consent, which shall not be unreasonably withheld.

    34. Damage by Fire or other Casualty:

         34.1. In the event of the damage or destruction of the Demised Premises, Tenant shall forthwith repair or reconstruct the same to a like or better condition than existed prior to such damage or destruction. Subject to any mortgage(s) of the Demised Premises, the net insurance proceeds payable to Landlord and/or Tenant shall be used for the, repair or reconstruction of the Demised Premises.

         34.2. The repair or reconstruction of the Demised Premises shall be effected in accordance with Section 11, above.

         34.3. In the event the damage or destruction of the Demised Premises is covered by the fire and extended peril insurance Tenant is required to carry pursuant to Section 5.1.2, above, Landlord or Landlord's mortgagee(s) may, but shall not be required to, negotiate the insurance settlement with the insurer if Tenant fails to diligently process and negotiate Tenant's claim with the insurer.

         34.4. Subject to the provisions of any mortgage(s) of the Demised Premises, at the election of Landlord, fire and extended peril insurance proceeds (not including proceeds of business interruption insurance, which shall be payable to Tenant except to the extent of rent due under this Lease) shall not be payable to Tenant but shall instead be deposited in escrow with a bank or other financial institution selected by Landlord on terms and in accordance with procedures reasonably satisfactory to Landlord, with funds released during the course and at completion of the repair or reconstruction, upon inspection and approval by Landlord of the completed portion of the repair or reconstruction, and receipt by Landlord of lien waivers from the contractors, subcontractors, and suppliers.

         34.5. If there remains any surplus of insurance proceeds after the completion of the repair or reconstruction of the Demised Premises, such surplus shall belong to and be paid to Tenant, subject, however, to the rights of any mortgagee(s) under any mortgage(s) of the Demised Premises.

         34.6. In any event during any time that Tenant is unable to use and occupy the Demised Premises or any portion thereof as a result of damage or destruction occurring without fault of Tenant, or as a result of any repairs thereof, the rent hereunder shall be suspended to the extent, and only to the extent, of the proceeds of Tenant's business interruption insurance made available to Landlord.

         34.7. Landlord shall have no liability whatsoever with respect to any goods, fixtures, equipment or other personal property of Tenant, nor shall Landlord have any liability for loss of revenues or income resulting from fire or other casualty unless and to the extent resulting from the negligence or intentional malfeasance of Landlord or Landlord's members, agents or employees.

    35. Condemnation:

         35.1. If during the term of this Lease, the whole of the Demised Premises is taken or condemned by any competent public or quasi-public authority, this Lease shall, at the date of such taking, terminate, and current rent shall be prorated as of the date of such termination.

         35.2. If during the term of this Lease, a portion of the Demised Premises is taken or condemned and it is not practical or economical for Tenant to retain and operate the remainder in accordance with this Lease, then Tenant may, at Tenant's election, made within thirty (30) days of such taking or condemnation, terminate this Lease, and current rent shall be prorated as of the date of such termination.

         35.3. All compensation upon any taking or condemnation of the Demised Premises shall belong to Landlord, and Tenant shall have no claim thereto.

         35.4. Except as provided above, this Lease shall not terminate and shall remain in full force and effect in the event of a taking or condemnation of the Demised Premises, or any portion thereof; provided, however, that the rent hereunder shall be adjusted for the remainder of the term of this Lease proportionately to the resulting reduction in the number of licensed beds permitted in the Demised Premises.

    36. Assigning and Subletting:

         36.1. Tenant may not assign this Lease or any portion of the term hereof, or sublet the Demised Premises, or any portion thereof, except with the prior written consent of Landlord, which consent shall not be unreasonably withheld, and, if and to the extent required by any mortgage(s) of the Demised Premises, of the mortgagee(s) of the Demised Premises. Tenant's written request for Landlord's consent to the assignment of this Lease or the subletting of the Demised Premises must be given at least thirty (30) days prior to the proposed effective date of the assignment or subletting.

         36.2. Notwithstanding any assignment of this Lease or subletting of the Demised Premises, Tenant and Tenant's guarantors shall remain liable for the full, faithful and complete performance of this Lease as provided herein.

         36.3. As a condition to Landlord's consent to the assignment of this Lease or the subletting of the Demised Premises, Landlord may require Tenant's proposed assignee or sublessee to provide such financial and other information as Landlord reasonably deems appropriate, including, without limitation, copies of any agreements between Tenant and Tenant's proposed assignee or subtenant, resumes of the principal officers and employees of Tenant's proposed assignee or subtenant, and a comprehensive description of the operational experience of Tenant's proposed assignee or subtenant.

         36.4. As a condition to Landlord's consent to the assignment of this Lease or subletting of the Demised Premises, Landlord may also require the principals of any assignee of this Lease or subtenant of the Demised Premises to assume personal liability for compliance with each and every provision hereof.

         36.5. If Tenant or Tenant's approved management company is a corporation, partnership or other business entity then the following shall be deemed an assignment of this Lease:

                  36.5.1. The sale of a majority of the shares of any class of stock or other equity interest in Tenant or in an approved management company of the Demised Premises, other than in an initial public offering registered with the Securities and Exchange Commission or registered or qualified with applicable state securities agency(ies);

                  36.5.2. The dissolution or merger of Tenant;

                  36.5.3. The sale of all or substantially all of the assets of Tenant; or

                  36.5.4. Any other transaction entered into for the purpose of avoiding the applicability of the foregoing provisions.

         36.6. The assignment of this Lease or subletting of the Demised Premises to a subsidiary or affiliate of Tenant is not exempt from the requirement for Landlord's consent, which shall not be unreasonably withheld.

         36.7. The execution or termination of a management or other agreement giving control of the day-to-day operation of the Demised Premises to any person or party other than Tenant shall be deemed an assignment of this Lease which shall require Landlord's prior written consent, which shall not be unreasonably withheld.

         36.8. The consent to any one (1) assignment or subletting shall not be deemed a consent to a subsequent assignment or subletting.

         36.9. Any purported assignment or subletting in violation of this
Section 36 shall be null and void and of no force or effect whatsoever.

         36.10. Landlord shall have the right of first refusal to match any offer for Tenant's assignment of this Lease or for subleasing the Demised Premises. Landlord shall have thirty (30) days after receipt of a copy or notice of any proposal to assign this Lease or sublet the Demised Premises within which to exercise the right of first refusal. Landlord's failure to exercise the right of first refusal within the thirty (30) day period shall be deemed a waiver thereof.

         36.11. Tenant shall pay the cost of Landlord's attorney's review of all documents relating to a proposed assignment or subletting up to a maximum of $1,000 for each proposed assignment or subletting.

    37. Covenants Against Liens:

         37.1. Tenant shall not, during the term hereof, suffer or permit any lien, including, without limitation, any mechanic's or judgment lien or conditional sales agreement, to be attached to or upon the Demised Premises or any part thereof by reason of any act or omission on the part of Tenant, and hereby agrees to save and hold harmless Landlord from or against any such lien or claim of lien.

         37.2. Tenant and any guarantors of Tenant shall not suffer or permit any federal or state tax lien to attach to any property of Tenant or Tenant's guarantors.

         37.3. In the event that any lien attaches in violation of Section 37.1 or Section 37.2, above, and is not released within thirty (30) days thereafter, Landlord, in its sole discretion, may pay and/or discharge the same, and Tenant agrees to repay and reimburse Landlord upon demand for the amount so paid by Landlord, together with interest thereon at the maximum rate permitted by law, from the date the sum is paid by Landlord until Landlord is reimbursed in full.

    38. Subordination: This Lease is and shall be subordinate to any mortgages of the Demised Premises now of record. Such subordination is effective without any further act of Tenant. This Lease shall be subordinated to future mortgages of the Demised Premises, provided that the lender executes a non-disturbance and attornment agreement with, and on terms and conditions reasonably acceptable to, Tenant. Tenant acknowledges that in refinancing the Demised Premises Landlord may be required to agree to commercially reasonable loan terms which impose greater burdens on Tenant than are required under the current mortgages of the Demised Premises. If and when Landlord refinances the Demised Premises, Landlord shall use reasonable efforts to minimize any inspection, reporting or other obligations which would be imposed upon Tenant under the terms of this Lease.

    39. Relationship of Parties: Nothing contained in this Lease shall be deemed to constitute Landlord and Tenant as partners or joint venturers, or any other relationship other than that of lessor and lessee.

    40. Further Assurances: Landlord and Tenant covenant and agree to execute such further documents and instruments as shall be necessary or appropriate to carry out the provisions of this Lease.

    41. Joint and Several Liability: If more than one (1) person or party is named as Tenant herein, the obligations of Tenant are joint and several.

    42. Attornment: Subject to Section 38, above, in the case of mortgages of the Demised Premises, Tenant agrees to attorn to any successor in interest to Landlord entitled to possession of the Demised Premises. The provisions of this
Section 42 shall inure to the benefit of any such successor in interest, shall be self operative upon any demand by any such successor in interest, and no further instrument shall be required to effect such attornment. Any successor in interest to Landlord shall be bound by all of the terms and provisions of this Lease.

    43. Estoppel Certificates: Landlord and Tenant shall, within ten (10) days after written request from the other, execute and deliver to the other, in recordable form, a certificate stating that this Lease is unmodified and in full force and effect, or in full force and effect as modified, and stating the modifications, and that the other party is not in default hereunder, or is in default and specifying the nature and extent of the alleged default. Failure to deliver the certificate within said ten (10) days shall be conclusive upon the party to whom the request has been given that this Lease is in full force and effect and has not been modified except as may be represented by the requesting party and that the requesting party is not in default hereunder.

    44. Surrender of Possession: Tenant shall, on or before the last day of the term of this Lease, or any renewals hereof, Surrender to Landlord the Demised Premises (including all patient charts and records, subject, however, to appropriate patient consents, if required, and except as prohibited by applicable law or regulation) free and clear of sub-tenancies, broom clean and in good condition and repair, ordinary wear and tear excepted.

    45. Notices:

         45.1. All notices or other documents required or permitted to be given hereunder shall be personally delivered, sent by private overnight courier, or sent by registered or certified mail, postage prepaid, return receipt requested, addressed to the parties as follows:

         Landlord:       Monica R. Salusky
                         2033 North Main Street, Suite 700
                         Walnut Creek, CA 94596
                         Telephone: (510) 932-8500

         Copy to:        John K. Sutherland
                         2033 North Main Street, Suite 700
                         Walnut Creek, CA 94596
                         Telephone: (510) 932-8500

         Tenant:         SunQuest SPC, Inc.
                         7272 East Indian School Road
                         Suite 214
                         Scottsdale, AZ 65251
                         Telephone: (602) 423-1954

         45.2. Notices sent by registered or certified mail shall be deemed given and effective the second day after posting and notices sent by private overnight courier shall be deemed given and effective the first day after delivering the same to the other private overnight courier during regular business hours.

         45.3. Landlord and Tenant may change their addresses and/or telephone numbers for purposes of this Lease by giving notice thereof in accordance with the provisions of Section 45.1, above.

    46. Quiet Enjoyment: If and for so long as Tenant is not in default hereunder, Landlord agrees that it will not interfere with the peaceful and quiet occupation and enjoyment of the Demised Premises by Tenant.

    47. Corporate Authority: Tenant shall deliver to Landlord upon execution of this Lease a certified copy of a resolution of its board of directors authorizing the execution of this Lease and naming the officer who is authorized to execute this Lease on its behalf.

    48. Inspection:

         48.1. Landlord shall at all reasonable times have the right to go upon and inspect the Demised Premises, to post any notice that may be required or permitted by any law relating to or affecting the liability of Landlord for labor performed or materials furnished in or for the Demised Premises, and to show the Demised Premises to prospective purchasers, tenants and lenders.

         48.2. The mortgagee(s) of the Demised Premises shall have the right to inspect the Demised Premises if and to the extent set forth in any mortgage(s) of the Demised Premises.

    49. No Constructive Eviction: The exercise of any right reserved to Landlord pursuant to Section 48 hereof shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord except in the case of the negligence or intentional malfeasance of Landlord or Landlord's members, agents or employees.

    50. No Representations:

         50.1. Tenant acknowledges that Landlord has made no representations or warranties whatsoever, express or implied, regarding the physical condition of the Demised Premises except those contained in this Lease.

         50.2. Landlord further hereby specifically disclaims any representations or warranties, both express and implied, with respect to the condition, habitability, or suitability of the Demised Premises, or any part thereof, for the use and purposes permitted hereunder or for any other purpose, and Landlord does not represent or warrant that the Demised Premises or any part thereof complies with any laws, ordinances or regulations relating to the use and occupancy thereof.

         50.3. Tenant fully understands that there may be certain repairs and alterations required for the continued licensing and/or certification of the Demised Premises, and, except as expressly provided herein, Tenant shall be fully responsible for the cost of and for effectuating any and all alterations, maintenance, repair and replacements required to be made for the continued licensing and certification of the Demised Premises and for any alterations, maintenance, repair and replacements required to maintain and preserve the Demised Premises in the condition provided for herein.

    51. Applicable Law. This Lease shall be governed by, and construed in accordance with, the laws of the State of Texas.

    52. Headings: The descriptive headings used in this Lease are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

    53. Attorneys' Fees: If Landlord or Tenant brings any action to interpret or enforce this Lease, or for damages for any alleged breach hereof, the prevailing party in any such action shall be entitled to reasonable attorneys' fees as awarded by the court in addition to all other recoverable damages and costs.

    54. Exhibits: All exhibits attached hereto are incorporated herein by reference as though set forth in full.

    55. Definitions: As used in this Lease, following terms are defined as follows:

         55.1. The term "mortgage" shall include a mortgage, a deed of trust, and a contract of sale or contract for deed.

         55.2. The term "mortgagee" shall include a mortgagee under a mortgage, a beneficiary under a deed of trust, and a vendor under a contract of sale or contract for deed.

         55.3. The term "days" shall refer to calendar days unless otherwise specified.

         55.4. The term "hazardous materials" as used in this Lease shall mean any substance, material, or waste which has been or becomes regulated by any local governmental authority, the State of Texas, or the United States government, including, but not limited to, "petroleum" as defined in 42 U.S.C.
Section 6991(8), asbestos, polychlorinated biphenyls, designated as a "hazardous substance" pursuant to Section 311 or listed pursuant to Section 307 of the Clean Water Act, defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, or defined as "underground storage tank" under 42 U.S.C. Section 6991.

         55.5. The term "affiliate" shall mean a person or entity controlled by, controlling, or under common control of, directly or indirectly, another person or entity, an officer, director of employee or another person or entity, any entity which employs another person or of which a person is a director or officer, and any person or entity which owns or controls 10 percent of the securities of an entity. The term "affiliate" also specifically includes Alliance Healthcare Group, Inc., any subsidiaries of Alliance HealthCare Group, Inc., and any companies acquired by, merged into, or created by merger with Alliance HealthCare Group, Inc..

    56. Severability: In the event any part or provision of this Lease shall be determined to be invalid or unenforceable under the laws of the State of Texas, the remaining portion of this Lease shall, nevertheless, continue in full force and effect.

    57. Time: Time is of the essence of each and every provision of this Lease.

    58. Counterparts: This Lease may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

    59. Binding, Etc: This Lease shall be binding upon, and inure to the benefit of, Landlord and Tenant, and their respective heirs, personal representatives, successors in interest and assigns.

    IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease the day and year first above written.

                  Landlord:             /s/ George M. Rugtiv
                                        ----------------------------------------
                                        GEORGE M. RUGTIV

                                        /s/ Barbara M. Rugtiv
                                        ----------------------------------------
                                        BARBARA M. RUGTIV


                                        /s/ Richard L. Mani
                                        ----------------------------------------
                                        RICHARD L. MANI


                                        /s/ William H. Barnes
                                        ----------------------------------------
                                        WILLIAM H. BARNES


                                        /s/ Doris S. Barnes
                                        ----------------------------------------
                                        DORIS S. BARNES


                                        /s/ John K. Sutherland
                                        ----------------------------------------
                                        JOHN K. SUTHERLAND
                                        Trustee of The Sutherland Children's
                                        Trust


                                        /s/ Monica R. Salusky
                                        ----------------------------------------
                                        MONICA R. SALUSKY
                                        Trustee of The Sutherland Children's
                                        Trust


                                        /s/ Monica R. Salusky
                                        ----------------------------------------
                                        MONICA R. SALUSKY


                                        /s/ Donald A. Jacoby
                                        ----------------------------------------
                                        DONALD A. JACOBY


               Tenant:                  SUNQUEST SPC, INC.

                                        By: /s/ Jerry M. Walker
                                        ----------------------------------------
                                        President

                                        By: /s/ Phillip Rollins
                                        ----------------------------------------
                                        Secretary

                                                                          Page 1
                                                        Escrow No. 77072-C-8- CA


                            LEGAL DESCRIPTION EXHIBIT

A tract of land out of the J.M. Henderson Survey, situated in Arlington, Tarrant County, Taxes, and more particularly described as follows:

Beginning at the southeast corner of a tract of land conveyed to Robert K. Mercer et ux VeLMA, according to the deed recorded in Volume 3135, Page 408, Deed Records of Tarrant County, Texas, said corner also being in the existing northerly right-of-way line of Randol Mill Road, said point also being the point of beginning.

Thence, North 00 degrees 00 minutes 42 seconds West, along the east line of the said Mercer tract and along the east line of a tract of land conveyed to Peter
C. Janavaris et ux Mary, according to the deed recorded in Volume 3477, Page 224, Deed Records of Tarrant County, Texas, 370.55 feet to a fence post for corner;

Thence, North 89 degrees 43 minutes 31 seconds East, along the south line of a tract of land conveyed to William C. Bryant et ux Helen, according to the deed recorded in Volume 2072, Page 340, Deed Records of Tarrant County, Texas, 229.73 feet to a fence post for corner;

Thence, South 00 degrees 00 minutes 02 seconds West, along the west line of a tract of land conveyed to Doyle V. Barcroft et ux Doris E., according to the deed recorded in Volume 3347, Page 333, Deed Records of Tarrant County, Texas,
371.65 feet to an iron rod for corner, said iron rod also being in the existing northerly right-of-way line of Randol Mill Road;

Thence, West, along the existing northerly right-of-way line of Randol Mill Road, 229.65 feet to the point of beginning.

The tract of land herein described contains 82,238 square feet or 1.9568 acres of land, more or less.